UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 8, 2020	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC
Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) On December 8, 2020, Comtech Telecommunications Corp. (the "Company") held its Fiscal 2020 Annual Meeting of Stockholders (the “Meeting”).

(b) At the Meeting, the stockholders of the Company voted on the following proposals as set forth in the Company’s Proxy Statement for the Meeting, with the following results, which were consistent with the recommendations of the Company’s Board of Directors in each case:

Proposal No. 1.
All nominees for election to the Board of Directors of the Company listed in the Proxy Statement for the Meeting were elected as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Ira S. Kaplan	13,313,116 or 70.5%	5,581,409	14,344	2,710,720
Lisa Lesavoy	18,406,485 or 97.4%	488,868	13,516	2,710,720
Dr. Yacov A. Shamash	18,513,041 or 98.0%	377,853	17,975	2,710,720

Proposal No. 2.
The advisory vote on the compensation of Named Executive Officers of the Company was approved at the Meeting by the following votes:

For	Against	Abstain	Broker Non-Votes
17,703,532 or 95.5%	834,872	370,465	2,710,720

Proposal No. 3.
The non-binding ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending July 31, 2021 was approved at the Meeting by the following votes:

For	Against	Abstain	Broker Non-Votes
21,514,640 or 99.6%	77,737	27,212	—

(c) Not applicable.
(d) Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    December 8, 2020
By:        /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer